Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)            [    ]

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

JARDEN CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	35-1828377
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Alltrista Plastics Corporation

(Exact name of obligor as specified in its charter)

Indiana	35-2000584
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

American Household, Inc.

(Exact name of obligor as specified in its charter)

Delaware	25-1638266
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Bicycle Holding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	31-1421129
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

BRK Brands, Inc.

(Exact name of obligor as specified in its charter)

Delaware	04-3157073
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CC Outlet, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3966497
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Coleman International Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	13-3639257
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Coleman Worldwide Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-3704484
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

First Alert, Inc.

(Exact name of obligor as specified in its charter)

Delaware	04-3157075
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

First Alert Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	36-4354303
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hearthmark, LLC

(Exact name of obligor as specified in its charter)

Delaware	35-2000585
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Holmes Motor Corporation

(Exact name of obligor as specified in its charter)

Delaware	04-3438010
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jarden Acquisition I, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-0893342
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Jarden Zinc Products, Inc.

(Exact name of obligor as specified in its charter)

Indiana	35-2000583
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kansas Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	13-3738068
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

L.A. Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	65-0973486
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Laser Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	65-0826385
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Quoin, LLC

(Exact name of obligor as specified in its charter)

Delaware	88-0374612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sunbeam Americas Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	25-1638268
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sunbeam Products, Inc.

(Exact name of obligor as specified in its charter)

Delaware	25-1406546
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The Coleman Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3639257
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The United States Playing Card Company

(Exact name of obligor as specified in its charter)

Delaware	31-1421130
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

USPC Holding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	31-1421131
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

555 Theodore Fremd Avenue Rye, NY	10580
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of January, 2007.

THE BANK OF NEW YORK

By:	/S/ Beata Hryniewicka
	Name:	Beata Hryniewicka
	Title:	Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,478,000
Interest-bearing balances	15,693,000
Securities:
Held-to-maturity securities	1,856,000
Available-for-sale securities	17,740,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	N/A
Securities purchased under agreements to resell	N/A
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	N/A
LESS: Allowance for loan and lease losses	407,000
Loans and leases, net of unearned income and allowance	N/A
Trading assets	3,011,000
Premises and fixed assets (including capitalized leases)	896,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	308,000
Not applicable
Intangible assets:
Goodwill	2,188,000
Other intangible assets	N/A
Other assets	7,975,000

Total assets	91,155,000

LIABILITIES
Deposits:
In domestic offices	34,430,000
Noninterest-bearing	16,230,000
Interest-bearing	18,200,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	34,321,000
Noninterest-bearing	399,000
Interest-bearing	33,922,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	N/A
Securities sold under agreements to repurchase	N/A
Trading liabilities	2,224,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	N/A
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,374,000

Total liabilities	82,119,000

Minority interest in consolidated subsidiaries	151,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,115,000
Retained earnings	5,696,000
Accumulated other comprehensive income	N/A
Other equity capital components	N/A
Total equity capital	8,885,000

Total liabilities, minority interest, and equity capital	91,155,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Catherine A. Rein	Directors